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                                                                    Exhibit 10.2
                          AMENDED EMPLOYMENT AGREEMENT
                          ----------------------------



                THIS AGREEMENT made as of the 22nd day of July, 1981, between RPM, INC., an Ohio corporation (the "Company"), and JAMES A. KARMAN ("Karman").

                WHEREAS, Karman has been employed by the Company for more than eighteen (18) years and is currently President and Chief Operating Officer of the Company; and

                WHEREAS, Karman possesses an intimate knowledge of the business and affairs of the Company, its policies, methods, operations and personnel; and

                WHEREAS, the Board of Directors of the Company recognizes that Karman's contribution as President and Chief Operating Officer to the growth and success of the Company has been substantial and desires to assure the Company and its shareholders of Karman's continued employment in an executive capacity and to compensate him therefor; and

                WHEREAS, Karman is desirous of committing himself to serve the Company on the terms herein provided;

                NOW, THEREFORE, in consideration of the foreoing and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

                1. TERM OF EMPLOYMENT. The Company hereby agrees to continue to employ Karman, and Karman hereby agrees to continue to serve the Company, on the terms and conditions set forth herein for the period commencing retroactive to




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June 1, 1981 (the "Effective Date"), and expiring on the fifth anniversary of the Effective Date (unless sooner terminated as hereinafter set forth).

                2. POSITION AND DUTIES. Karman shall serve as President and Chief Operating Officer reporting to the Chief Executive Officer and the Board of Directors of the Company and shall have supervision and control over, and responsibility for, the general operation of the Company, and shall have such other powers and duties as may from time to time be assigned by the Chief Executive Officer and the Board of Directors of the Company, provided that such duties are consistent with his present duties and with his position as President and Chief Operating Officer of the Company in charge of the general operation of the Company. Karman shall devote substantially all his working time and efforts to the business and affairs of the Company.

                3. PLACE OF EMPLOYMENT. In connection with his employment by the Company, Karman shall not be required to relocate or move from his existing principal residence in Hudson, Ohio, and shall not be required to perform services which would make the continuance of his principal residence in Hudson, Ohio, unreasonably difficult or inconvenient for him. The Company will give Karman at least six months' advance notice of any proposed relocation of its principal executive offices to a location more than twenty-five miles from Brunswick, Ohio, and, if Karman in his sole discretion chooses to relocate his principal residence, the Company



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will promptly pay (or reimburse him for) all reasonable relocation expenses incurred by him relating to a change of his principal residence in connection with any such relocation of the Company's principal executive offices.

        4.      COMPENSATION.

        (a) BASE SALARY. Karman shall receive a base salary at the rate of not less than One Hundred and Fifty Thousand Dollars ($150,000.00) per annum ("Base Salary"), payable in substantially equal monthly installments at the end of each month during the period of Karman's employment hereunder. It is contemplated that annually in July of each year, the Compensation Committee of the Board of Directors will review Karman's Base Salary and other compensation during the period of his employment hereunder and, at the discretion of the Compensation Committee, it may increase his Base Salary and other compensation based upon his performance, then generally prevailing industry salary scales, the Company's results of operation, and other relevant factors. Any increase in Base Salary or other compensation shall in no way limit or reduce any other obligation of the Company hereunder and, once established at an increased specified rate, Karman's Base Salary hereunder shall not be reduced without his written consent.

        (b) INCENTIVE COMPENSATION/BONUS. In addition to his Base Salary, Karman shall be entitled to receive such annual incentive compensation payment or bonus as the


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Compensation Committee of the Board of Directors of the Company may determine in their discretion based upon the Company's results of operation and other relevant factors. At the election of Karman, such annual incentive compensation payment or bonus may be received by Karman as soon as possible, but no later than ninety (90) days after the close of the Company's fiscal year for which such payment or bonus is granted, or the payment may be deferred provided Karman gives written notice to the Chairman of the Compensation Committee of the Board of Directors that he elects to defer payment, which notice shall also state the date(s) on which he desires to be paid, but in no event later than May 31 of the current fiscal year.

        In addition, Karman shall have the right in any year to receive as an advance an amount equal to fifty percent (50%) of his prior year's bonus award, if any. This right may be exercised by Karman after the six (6) months results of operation for the period ending November 30 are known to management and based upon such results a good faith determination is made by Karman that he can reasonably expect the Compensation Committee to award him a bonus at the July review referred to in paragraph 4(a) above in an amount at least equal to his prior year's bonus; provided, however, that in the event any bonus subsequently awarded to Karman is less than the amount received by Karman as an





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advance, then Karman shall immediately repay any such difference to the Company.

                (c) EXPENSES. During the term of his employment hereunder, Karman shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by him (in accordance with his past practice) in performing services hereunder, provided that Karman properly accounts therefor in accordance with either Company policies or guidelines established by the Internal Revenue Service if such are less burdensome.

                (d) PARTICIPATION IN BENEFIT PLANS. Karman shall be entitled to continue to participate in or receive benefits under all the Company's employee benefit plans and arrangements in effect on the date hereof or made available in the future to the executives and key management employees of the Company (including, but not limited to, stock option plans, pension or profit sharing plans, group insurance plans, and medical and health insurance plans), subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid or awarded to Karman under any plan or arrangement presently in effect or made available in the future shall reduce or be deemed to be in lieu of compensation to Karman pursuant to any other provision of this Section 4.

                (e) VACATIONS. Karman shall be entitled to the same number of paid vacation days in each calendar year determined by the Company from time to time for its other



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senior executive officers, but not less than four (4) weeks in any calendar year to be taken at such time or times as is desired by Karman (prorated in any calendar year during which Karman is employed hereunder for less than the entire such year in accordance with the number of days in such calendar year during which he is so employed). Karman shall also be entitled to all paid holidays given by the Company to its other salaried employees.

                (f) OTHER BENEFITS. Karman shall be entitled to continue to receive the fringe benefits appertaining to the position of President and Chief Operating Officer of the Company in accordance with present practice, including the use of the most recent model of a full-sized U.S. made automobile. In the event of Karman's death during the period of his employment hereunder, the Company hereby agrees to pay Karman's spouse, or if he has no spouse surviving him, to his estate, the sum of Five Thousand Dollars ($5,000) in addition to any other compensation provided Karman or his spouse by the Company. Said payment shall be a death benefit under Section 101(b) of the Internal Revenue Code. At all times during the term of this Agreement, Karman shall be entitled to the full-time use of his present office and furniture at the Company's principal executive offices in Brunswick, Ohio, and shall be entitled to the full-time use of a secretary of his choice paid by the Company.




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                5. TERMINATION.

                (a) DISABILITY. If, as a result of his incapacity due to physical or mental illness, Karman shall have been absent from his duties hereunder on a full-time basis for one hundred and eighty (180) consecutive days, and within thirty (30) days after written notice of termination is given shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate Karman's employment hereunder.

                (b) CAUSE. The Company may terminate Karman's employment hereunder for Cause. For the purposes of this Agreement, the Company shall have "Cause" to terminate Karman's employment hereunder only (A) for willful and intentional acts of dishonesty or gross neglect of duty by Karman, or (B) if Karman shall have participated in a Competitive Operation (as defined in Section
8), or (C) for other acts or omissions which are deemed to be detrimental to the Company as determined in good faith by and in the exercise of the business judgment of the Chairman of the Board, Thomas C. Sullivan, plus all of the Directors of the Company who are not also employees of the Company either by unanimous written action of such Directors without a meeting or by unanimous affirmative vote of such Directors at a meeting of the Board of Directors.

                (c) TERMINATION BY KARMAN. Karman may terminate his employment hereunder (i) for Good Reason (as hereinafter defined), or (ii) if his health should become impaired to an


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extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life, or (iii) in the event of a Change in Control of the Company (as hereinafter defined).

                For purposes of this Agreement, "Good Reason" shall mean (A) any assignment to Karman of any duties other than those contemplated by, or any limitation of the powers of Karman in any respect not contemplated by, Section 2 hereof, (B) any removal of Karman from or any failure to re-elect Karman to the positions indicated in Section 2 hereof, except in connection with termination of Karman's employment for Cause, (C) a reduction in Karman's rate of compensation, or (D) failure by the Company to comply with Section 3 hereof.

                For purposes of this Agreement, "Change in Control" shall include any of the following events: (A) a filing under any federal or state law in connection with any offer to purchase a controlling block of Common Shares of the Company (which shall be defined as a block of shares sufficient in amount to elect a majority of the Company's then existing Board of Directors pursuant to the cummulative voting procedure under Ohio corporation law as if all Directors were to be elected without classification at a single meeting of shareholders) pursuant to a tender offer or otherwise (other than an offer by the Company or any of its subsidiaries to purchase such Common Shares); (B) unless unanimously approved by the Company's Board of Directors,



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the execution of any agreement for the reorganization, merger or consolidation of the Company into or with another corporation or for the sale of substantially all the assets of the Company to another corporation, or an agreement which provides that the Company will become a subsidiary of another corporation, any of which agreements, if consummated, would result in a change in control of the Company; (C) the filing under Regulation 14A of the rules and regulations of the Securities and Exchange Commission of a proxy statement which solicits proxies for the election of a slate of Directors for any class of Directors of the Company in opposition to the slate of Directors nominated by the then existing Board of Directors of the Company and which states that control of the Company's Board of Directors and/or the Company is or may be the eventual objective of the person or persons responsible for the proxy solicitation and which, if successful, would result in a change of control of the Company of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation A promulgated under the Securities Exchange Act of 1934 (the "1934 Act"); or (D) the consummation of any of the transactions or events described in
(A), (B) and (C) above. Karman shall have sixty (60) days after the latest of the events of Change in Control to elect to terminate his employment.

                (d) Any termination by the Company pursuant to subsection (a) or (b) above or by Karman pursuant to sub-section (c) above shall be communicated by written notice of




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termination to the other party hereto, which shall state in reasonable detail the facts upon which the termination has occurred.

               6. COMPENSATION DURING DISABILITY OR UPON TERMINATION.

                (a) DISABILITY. During any period that Karman fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, Karman shall continue to receive his full Base Salary until his employment is terminated pursuant to Section 5(a) hereof, or until Karman terminates his employment pursuant to Section 5(c)(ii) hereof, whichever first occurs. After termination, Karman shall be paid 100% of his Base Salary at the rate then in effect for one year and, thereafter, an annual amount equal to 50% of his Base Salary at the rate then in effect until the fifth anniversary of the Effective Date, plus any disability payments otherwise payable by or pursuant to plans provided by the Company.

                (b) CAUSE. If Karman's employment shall be terminated for Cause pursuant to Section 5(b) hereof, the Company shall pay Karman his full Base Salary through the date on which his employment is terminated at the rate in effect at the time notice of termination is given. The Company shall then have no further obligations to Karman under this Agreement.

                (c) GOOD REASON. If the Company shall terminate Karman's employment other than pursuant to Sections 5(a) or



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5(b) hereof or if Karman shall terminate his employment for Good Reason, then in lieu of any further salary payments to Karman for periods subsequent to the date on which Karman's employment is terminated, The Company shall pay as liquidated damages and/or severance pay to Karman (i) no later than the tenth day following such date, a lump sum amount equal to the product of Karman's annual Base
Salary in effect as of such date multiplied by the number of years (including partial years on a pro rata basis) remaining in the term of employment hereunder or (ii) if Karman shall so elect, the Company shall continue to pay him his annual Base Salary in effect on such date in the manner specified in Section
4(a) hereof until the fifth anniversary of the Effective Date.

                (d) CHANGE IN CONTROL. If Karman shall terminate his employment in the event of a Change in Control of the Company, then in lieu of any further salary payments to Karman for periods subsequent to the date on which his employment is terminated, the Company shall pay to Karman as liquidated damages and/or severance pay (i) no later than the tenth day following such date, a lump sum amount equal to the product of Karman's annual Base Salary in effect as of such date multiplied by five (5) or (ii) if Karman shall so elect, the Company shall continue to pay him his annual Base Salary in effect on such date in the manner specified in Section 4(a) hereof until the fifth anniversary of the date on which his employment is terminated. If Karman elects to receive payments pursuant to (ii) above, such



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period of time as he continues to receive payments shall be considered service with the Company (and he shall be considered an employee) for purposes of continued credits under any of the Company's employee benefit plans he participates in as of the date on which his employment is terminated.

                7. BINDING AGREEMENT.

                This Agreement and all obligations of the Company hereunder shall be binding upon the successors and assigns of the Company. This Agreement and all rights of Karman hereunder shall inure to the benefit of and be enforceable by Karman's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Karman should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Karman's devisee, legatee, or other designee or, if there be no such designee, to Karman's estate.

                8. NON-COMPETITION. During the term of employment provided for in Section 1 hereof, Karman will not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner or director with, or have any financial interest in, any business which is in substantial competition with any business conducted by the Company or by any group, division or subsidiary of the Company, in any area where such business is being conducted



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at the time of such termination (a "Competitive Operation"). Ownership of five percent (5%) or less of the voting stock of any corporation which is required to file periodic reports with the Securities and Exchange Commission under the 1934 Act shall not constitute a violation hereof.

        9. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been fully given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid addressed as follows:

        If to Karman:

          James A. Karman
          48 Cohasset Drive
          Hudson, Ohio  44236

        If to the Company:

          RPM, Inc.
          2628 Pearl Road
          Medina, Ohio 44256

          Attn:   Secretary

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

        10. TERMINATION OF PRIOR EMPLOYMENT AGREEMENT. It is hereby agreed between the parties that this Agreement acts as a termination of and replaces in its entirety the Employment Agreement dated October 9, 1980 between the Company and Karman.



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        11. WITHHOLDING.  All payments required to be made by the Company hereunder to Karman or his estate or beneficiaries, shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

        12. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, and is signed by Karman and by another executive officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Ohio.

        13. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.



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                14. Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                15. Headings. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


        IN THE PRESENCE OF:                       RPM, I C.

         /s/ M. K. Hall                           By: /s/ Thomas C. Sullivan
        ----------------------                       ---------------------------
                                                       Thomas C. Sullivan,
                                                       Chairman

         /s/ Mary Ann Peterman                    And: /s/ Richard E. Klar
        ----------------------                        --------------------------
                                                      Richard E. Klar, Secretary
                                                             The "Company
         /s/ Teresa A. Merkle                      /s/ James A. Karman
        ----------------------                    ------------------------------
                                                  James A. Karman

                                                             "Karman"




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